Exhibit 99.1

FOR IMMEDIATE RELEASE

TAKUNG ENTERS INTO AGREEMENT AIMED AT BRINGING

SOUTHERN RED AGATE TO ITS ONLINE ART PORTFOLIO

Hong Kong, September 27, 2016 -- Takung Art Co., Ltd. (OTCQB:TKAT), an online platform for acquiring shared ownership units in Asian and other fine art, jewelry and precious gems, today said that, in a move to add the valuable gemstone southern red agate to its art portfolio, it has entered into a strategic cooperation agreement with two art-related organizations.

The first, Nanhong Culture Professional Committee of the China Culture Information Association, is a committee approved by the Ministry of Civil Affairs of China whose function includes promoting southern red agate culture by holding seminars, appraisals, assessments and exhibitions throughout China. The second group, Wenhua Dagong (Hong Kong) Culture Communication Co., Ltd. is the authorized agent for owners of southern red agate to be listed on Takung’s online trading platform.

The purpose of signing the agreement, said Takung, is for the company to add southern red agate to its online trading platform and also for the parties to cooperate in carrying out in-depth research on the Chinese art market and strive to promote the nation’s fine arts and culture.

Southern red agate, otherwise known as “red jade,” is unique to China and among its most precious gemstones. Originating from Baoshan in Yunnan Province and Liangshan in Sichuan Province, jewelry made of southern red agate has been found in noble tombs as early as the Chinese Warring States (476 to 221 B.C.) period. A phoenix head cup made of southern red agate from the Qing Dynasty is currently on display in the Palace Museum in Beijing, and southern red agate jewelry is also exhibited in the Museum of Yunnan Province. The gemstone, sought after by collectors and enthusiasts across the globe, is considered a Chinese national treasure and its value has risen sharply in recent years.

Commenting on the agreement, Takung chief executive Mr. Di Xiao said he believed it will help Takung to “maximize our retention rate of current traders and attract many new middle-class traders looking for partial ownership in precious gems.

“The addition of these gems, in turn, will likely lead to more trading volume and higher listing fee and commission revenue for Takung. We also believe that, as in the past, new and interesting pieces accelerate in value at a high rate, allowing our traders in most cases to make healthy profits.”

Takung intends to add an increasing variety of artworks representing Chinese arts and culture to its trading portfolio, said Mr. Xiao, and believes that this strategy will likely augment both its roster of traders and overall trading volume.

The Takung online portfolio has appreciated over 700 percent during the last year, noted Mr. Xiao, far outperforming the broad Chinese art market, which has, at best, remained flat.

“As stated,” added Mr. Xiao, “Takung intends to work with these two organizations to promote Chinese arts and culture -- not only within our own nation, but to the rest of the world. To this objective, we will also seek out additional relationships with other arts and cultural associations in China, in countries that we have expanded into such as Mongolia and Russia, and in other nations around the world.”

This May, Takung teamed with the Chinese Federation of Culture and Arts, a California non-profit organization, to sponsor the Silicon Valley Chinese Art Exhibition in Sunnyvale, California.

ABOUT TAKUNG ART CO., LTD: www.takungart.com

Based in Hong Kong, Takung Art Co., Ltd. is an online trading platform for acquiring shared ownership in Asian and other fine art, jewelry and precious gems. This proprietary platform allows collectors and investors - including those with modest financial resources -- to buy and sell units of these assets and participate in the booming Asian art market. The company's shared-ownership business model significantly expands the number of interactions between sellers and buyers of fine art far beyond those generated by art galleries and auction houses alone.

Takung operates its online trading platform via three wholly-owned subsidiaries, Hong Kong Takung Assets and Equity of Artworks Exchange Co. Ltd., Takung (Shanghai) Co., Ltd., and Takung Cultural Development (Tianjin) Co., Ltd.

FORWARD-LOOKING STATEMENTS

This press release may contain projections or other forward-looking statements regarding future events or our future financial performance. All statements other than present and historical facts and conditions contained in this release, including any statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These statements are only predictions and reflect our current beliefs and expectations with respect to future events and are based on assumptions and subject to risk and uncertainties and subject to change at any time. We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contacts:

Takung Art Co., Ltd.
Leslie Chow
+852 31580977
leslie.chow@takungae.com

Asia IR-PR - Investor Relations
Jimmy Caplan
512-329-9505
jimmy@asia-irpr.com

Asia IR-PR - Media Relations
Rick Eisenberg
212-496-6828
rick@asia-irpr.com

SOURCE: Takung Art Co., Ltd.